Exhibit 99.1

Proposals — The Board of Directors recommend a vote FOR all the nominees listed, FOR Proposals X – X and for every X YEARS on Proposal X. 1 U P X Using a black ink pen, mark your votes with an X as shown in this example.Please do not write outside the designated areas. 03C0UA + +B A oard a vote FOR proposals 1 and 2. Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below. qIF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. Q Special Meeting Proxy Card 1. A proposal to approve the Agreement and Plan of Merger, dated as of September 3, 2020, by and between CTO Realty Growth, Inc. and CTO NEWCO REIT, Inc. For Against Abstain For Against Abstain 2. A proposal to approve, if necessary, an adjournment of the special meeting in order to solicit additional proxies in favor of Proposal 1 000004 MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 ENDORSEMENT LINE SACKPACK 1234 5678 9012 345 MMMMMMMMM MMMMMMMMMMMMMMM 4 5 4 2 3 8 MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND C 1234567890 J N T C123456789 MMMMMMMMMMMM MMMMMMM 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext000000000.000000 ext 000000000.000000 ext If no electronic voting, delete QR code and control # Î” â‰^You may vote online or by phone instead of mailing this card. OnlineGo to www.investorvote.com/CTO or scan the QR code — login details are located in the shaded bar below. Save paper, time and money! Sign up for electronic delivery at www.investorvote.com/CTO Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada Proxies submitted by the Internet before the meeting must be received by 11:59 PM EDT on November 8, 2020 Your vote matters – here’s how to vote! Small steps make an impact. Help the environment by consenting to receive electronic delivery, sign up at www.investorvote.com/CTO

Notice of Special Meeting of Shareholders Proxy Solicited by Board of Directors for Special Meeting — November 9, 2020 Laura M. Franklin and John P. Albright (the “Proxies”), or each or either of them, with full power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Special Meeting of Shareholders of Consolidated-Tomoka Land Co. to be held on November 9, 2020 or at any postponement or adjournment thereof. Shares represented by this proxy will be voted as directed by the shareholder. If no such directions are indicated, the Proxies will have authority to vote FOR items 1 and 2. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting. (Items to be voted appear on reverse side) qIF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. Q Change of Address — Please print new address below. Comments — Please print your comments below. C Non-Voting Items + + Consolidated-Tomoka Land Co. Important notice regarding availability on the Internet of proxy materials for the Special Meeting of Shareholders. The material is available at: www.edocumentview.com/CTO Special Meeting Admission Ticket Special Meeting of Consolidated-Tomoka Land Co. Shareholders The special meeting of shareholders of the Company to be held virtually at 2:00 p.m., Eastern Time, on Monday, November 9, 2020